UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 18, 2012, the Company and Tri-Pointe Tucson, LLC, entered into the Second Amendment (the “Amendment”) to their Tri-Pointe Office Lease, dated April 5, 2006 and previously amended by a First Amendment.  The Amendment makes the following primary changes to the lease:

o	Leased premises moved to another building in the complex and expanded to approximately 10,823 square feet.

o	Lease term extended to August 31, 2017.

o	Base annual rent per square foot reduced to $19.50, effective for the year starting September 1, 2012, increasing in steps to $21.53 for the final year of the lease.

The Second Amendment is contingent on the approval of the landlord’s lender.

A copy of the Amendment is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits

10.1	Second Amendment dated June 5, 2012 to the Tri-Pointe Office Lease, dated April 5, 2006 by and between the Company and Tri-Pointe Tucson, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: June 20, 2012	By:	/s/ Linda L. Carloni
Title: Sr. Vice President and General Counsel

2.